                                                                  EXHIBIT 10.12

                           LEASE AMENDMENT NO. THREE

Lease Amendment No. Three to be attached to and form a part of that lease (which together with any amendments, modifications and extensions thereof is hereinafter called the "Lease") made on the 30th day of September, 1996 between SPIEKER PROPERTIES L.P., a California limited partnership (successor in interest to BPG Pasadena, L.L.C., a Delaware Limited Liability Company) as Landlord and CITYSEARCH, INC., a Delaware Corporation, as Tenant, for the premises commonly known as 790 East Colorado Boulevard, Pasadena, CA 91101 (the "Project").

The above described Lease shall be modified as follows:

CANCELLATION OF AMENDMENT NO. TWO. It is hereby agreed and understood that, after full execution and upon its commencement, this Lease shall cancel and supersede that certain Amendment between Spieker Properties, L.P., as Landlord, and Citysearch, Inc., as Tenant, for premises located at 790 East Colorado Boulevard, Pasadena, CA 91101, Suite 103, provided that (i) Tenant is not, and has not been, in default of the terms of the Prior Amendment;
(ii) all financial obligations of Tenant under the Prior Amendment are paid through December 31, 1998.

RENTABLE AREA. Upon the effective date of January 1, 1999 through March 31, 2002, Tenant's Rentable Area shall also include the Premises (approximately 3,094 rentable square feet), commonly known as 790 East Colorado Blvd., Suite 102, Pasadena, CA 91101 (the "Project"), as shown outlined in red on the attached Exhibit "A". Therefore from January 1, 1999 through March 31, 2002, Tenant's total Rentable Area shall be 30,656 rentable square feet.

PRIOR RIGHT OF OCCUPANCY. It is hereby agreed that, notwithstanding anything to the contrary contained in the lease, Tenant may occupy the Premises upon Landlord moving out of Suite 102 and into Suite 103, subject to all of the terms and conditions of the Lease including payment of Rent and Operating Expenses, which shall be prorated from the date of occupancy.

BASIC MONTHLY RENTAL. The Basic Monthly Rental shall increase to the following amounts to reflect the inclusion of the Premises:

                                       Current     New         Total       $/Sq. Ft.
                                       -------     ---         -----       ---------
January 1, 1999  - October 31, 1999    $46,855.40  $6,280.00   $53,135.40  $1.73
November 1, 1999 - November 30, 1999   $47,590.38  $6,280.00   $53,870.38  $1.76
December 1, 1999 - September 30, 2000  $48,233.50  $6,280.00   $54,513.50  $1.78
October 1, 2000  - March 31, 2002      $48,233.50  $6,890.00   $55,123.50  $1.80

In addition, Tenant must pay Landlord a one-time fee of $25,000.00 as additional rent. $12,500.00 shall be due and payable upon execution of Amendment No. Three; the remaining $12,500.00 shall be due the date Suite 102 is available for occupancy.

TENANT'S PERCENTAGE SHARE OF OPERATING COSTS AND TAXES. The Premises constitutes 2.37% of the total rentable area of the Building. As of January 1, 1999, Tenant's percentage share of operating costs and taxes shall be increased by 2.37%. Tenant's new prorata share as of January 1, 1999 shall be 23.47%.

BASE YEAR FOR OPERATING EXPENSES AND TAXES. Base Year for the additional Premises (Suite 102) shall be calendar year 1999.

TENANT IMPROVEMENTS: Tenant accepts the Premises in its "as-is" condition and acknowledges that Landlord has no obligation to make any changes or improvements to the Premises or to pay any costs expended or to be expended in connection with any such changes or improvements. In the event Tenant requires tenant improvements, all such improvements must be paid for by Tenant and approved by Landlord using Building Standard materials and colors and in the Building Standard manner. As used herein, "Building Standard" shall mean the standards for a particular item selected from time to time by Landlord for the Building or such other standards as may be mutually agreed upon between Landlord and Tenant in writing.

PARKING: Tenant shall be allowed an additional TEN (10) unreserved parking spaces at the Building's prevailing rate. As of the commencement date of this Lease Amendment, Tenant shall have a total of one hundred twenty (120) unreserved parking spaces.

BUILDING DIRECTORY: Tenant shall be allowed space on the Building's Directory Board to list the company name, at Landlord's one-time sole cost and expense.

                         ADDITIONAL EXPANSION PREMISES

ADDITIONAL EXPANSION PREMISES. Provided that the existing tenant of Suite 101 vacates by December 31, 1999, Tenant agrees to lease Suite 101 at the time it is made available to Landlord. Upon such date as the space is made available to Landlord through March 31, 2002, Tenant's Rentable Area shall also include the Additional Premises (approximately 2,638 rentable square feet), commonly known as 790 East Colorado Blvd., Suite 101, Pasadena, CA 91101 (the "Project"), as shown outlined in green on the attached Exhibit "B". Therefore from such date as the space is made available to Landlord through March 31, 2002, Tenant's total Rentable Area shall be 33,294 rentable square feet.

BASIC MONTHLY RENTAL. The Basic Monthly Rental shall increase to the following amounts to reflect the inclusion of the Suite 101:

                                       Current         New           Total         $/Sq. Ft.
                                       -------         ---           -----         ---------
Available Date   - October 31, 1999     $53,135.40      $5,276.00     $58,411.40    $1.75
November 1, 1999 - November 30, 1999    $53,870.38      $5,276.00     $59,146.38    $1.78
December 1, 1999 - September 30, 2000   $54,513.50      $5,276.00     $59,789.50    $1.80
October 1, 2000  - March 31, 2002       $55,123.50      $5,810.00     $60,933.50    $1.83

TENANT'S PERCENTAGE SHARE OF OPERATING COSTS AND TAXES. The Premises constitutes 2.02% of the total rentable area of the Building. As of such date as the space is made available to Landlord, Tenant's percentage share of operating costs and taxes shall be increased by 2.02%. Tenant's new prorata share as of such date as the space is made available shall be 25.49%.

BASE YEAR FOR OPERATING EXPENSES AND TAXES. In the event the lease commences on or before June 30, 1999 the Base Year for the additional Premises (Suite
101) shall be calendar year 1999. In the event the lease commences July 1, 1999 or after, the Base Year for the additional Premises (Suite 101) shall be calendar year 2000.

PARKING: Tenant shall be allowed an additional EIGHT (8) unreserved parking spaces at the Building's prevailing rate. As of such date as the space is made available, Tenant shall have a total of one hundred twenty-eight (128) unreserved parking spaces.

TENANT IMPROVEMENTS: Tenant accepts Suite 101 in its "as-is" condition and acknowledges that Landlord has no obligation to make any changes or improvements to Suite 101 or to pay any costs expended or to be expended in connection with any such changes or improvements except Landlord shall paint Suite 101 using Building Standard colors and materials and shall remove the demising wall between Suite 102 and Suite 101. In the event Tenant requires additional tenant improvements, all such improvements must be paid for by Tenant and approved by Landlord using Building Standard materials and in the Building Standard manner. As used herein, "Building Standard" shall mean the standards for a particular item selected from time to time by Landlord for the Building or such other standards as may be mutually agreed upon between Landlord and Tenant in writing.

BUILDING DIRECTORY: Tenant shall be allowed space on the Building's Directory Board to list the company name, at Landlord's one-time sole cost and expense.

All other terms and conditions of the Lease to remain the same.

IN WITNESS WHEREOF, the parties hereto have signed and sealed this Lease Amendment No. Two as dated below.


LANDLORD:              SPIEKER PROPERTIES L.P.,
                       a California limited partnership
                       By:    Spieker Properties, Inc.,
                              a Maryland corporation
                       Its:   General Partner


                       By:
                          -----------------------------
                              Jeffrey K. Nickell
                              Vice President


                       Date:
                           ----------------------------


TENANT:                CITYSEARCH, INC.,
                       a Delaware Corporation

                       By: /s/  Bradley Ramberg
                         ------------------------------
                               Bradley Ramberg
                               CFO

                       Date:  11/14/98
                           ----------------------------